UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

TUESDAY MORNING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40432	75-2398532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway
Dallas, Texas		75240
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 387-3562

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TUEM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

On December 31, 2021, and following a competitive request for proposals process, the Audit Committee (the “Committee”) of the Board of Directors of Tuesday Morning Corporation (the “Company”) approved the engagement of Grant Thornton LLP (“GT”) as its independent registered public accounting firm for the fiscal year ending June 30, 2022. The Committee also approved the dismissal of Ernst & Young, LLP (“EY”) as independent registered public accounting firm of the Company effective December 31, 2021.

The reports of EY on the Company's financial statements for the fiscal years ended June 30, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2021 and 2020, and in the subsequent interim period through December 31, 2021: (i) there were no disagreements (as defined in Item 304(a)(iv) of Regulation S-K and the related instructions) with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of EY would have caused EY to make reference to the matter in their report and (ii) except for the matters referenced below, there were no reportable events (as defined in Item 304(a)(v) of Regulation S-X and the related instructions).

EY’s report on the consolidated financial statements of the Company for the year ended June 30, 2020 contained an explanatory paragraph stating there was substantial doubt about the Company's ability to continue as a going concern.

In connection with the preparation of the Company’s audited consolidated financial statements for the year ended June 30, 2020, the Company identified a material weakness in internal controls over financial reporting with respect to its period-end financial closing process. The material weakness related to an ineffective assessment of impairment of long-lived assets. Management’s estimation of fair value did not appropriately utilize market participant assumptions. The material weakness resulted in a material misstatement in our June 30, 2020 consolidated financial statements which was identified and corrected prior to filing. There were no restatements of prior period financial statements and no change in previously released financial results were required as the result of the control deficiency. The Company identified and implemented a number of procedures to remediate the underlying causes of the control deficiencies that gave rise to the material weakness. Based on these actions, the Company concluded that this material weakness had been remediated by June 30, 2021.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided EY with a copy of the above statements and has requested EY to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 3, 2022 is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended June 30, 2021 and 2020 and the subsequent interim period through December 31, 2021, neither the Company nor anyone acting on the Company’s behalf consulted GT regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that GT concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

Item 9.01. Financial Statements and Exhibits

(d)
Exhibits

Exhibit Number	Description
16.1	Letter of EY, dated January 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUESDAY MORNING CORPORATION
(Registrant)

DATE: January 3, 2022	By:	/s/ Jennifer N. Robinson
Jennifer N. Robinson Executive Vice President and Chief Financial Officer (Principal Financial Officer)